EXHIBIT 5.1
                                                                     -----------

                  LETTERHEAD OF LAW OFFICE OF JEFFREY R. PERRY

                                 August 23, 2004

Board of Directors
ImproveNet, Inc.
10799 N. 90th Street, Suite 200
Scottsdale, AZ  85260

              Re:     Registration Statement on Form SB-2

Gentlemen:

       In connection with the registration by ImproveNet, Inc. (the "Company"), on Form SB-2 (the "Registration Statement") providing for registration under the Securities Act of 1933, as amended, of (i) 25,310,410 outstanding shares of Common Stock, par value $.001 per share, of the Company and (ii) up to 12,836,664 shares of Common Stock to be issued upon exercise of warrants held by various security holders, I am furnishing the following opinion as counsel to the Company.

       I have examined such corporate records, certificates of public officials and officers of the Company, and other documents and records as I have considered necessary or proper for the purpose of this opinion.

       Based on the foregoing, and having regard to legal considerations that I deem relevant, I am of the opinion that the shares of Common Stock of the Company that are included in this registration statement, and the shares of Common Stock that are issuable upon exercise of the aforementioned warrants, when issued and sold in accordance with the transactions described in the documents setting forth the rights of such securities and the Registration Statement, and in accordance with the securities laws of the various states in which such shares of Common Stock may be issued, will be validly issued, fully paid and nonassessable.

       Although I do not currently own any share of Common Stock of the Company, I have been granted nonstatutory options to acquire shares of Common Stock of the Company totaling 1,178,889 shares. I am also an executive officer of the Company, serving as executive vice-president mergers & acquisitions and as general counsel.

       As counsel to the Company, I hereby consent to the reference of this firm under the caption "Legal Matters" contained in the Prospectus which is part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this opinion, I do not hereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.


                                        Yours very truly,

                                        LAW OFFICE OF JEFFREY R.PERRY

                                        /s/ Jeffrey R. Perry
                                        ----------------------------------
                                        Jeffrey R. Perry,
                                        For the Firm